UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 14, 2015

W2007 GRACE ACQUISITION I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	26-1187149
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6011 Connection Drive Irving, TX	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-368-2200

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 14, 2015, W2007 Grace Acquisition I, Inc. (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”) described in the proxy statement dated May 14, 2015.

As of the close of business on May 11, 2015, the record date for the Special Meeting, 3,450,000 shares of the Series B Preferred Stock and 2,400,000 shares of the Series C Preferred Stock were issued and outstanding and entitled to vote at the Special Meeting. 2,874,154 shares of the Series B Preferred Stock and 2,147,952 shares of the Series C Preferred Stock were represented in person or by proxy at the Special Meeting. The number of votes cast for, against and abstentions with respect to each proposal is set out below:

1. Proposal to approve an amendment to the Company’s Amended and Restated Charter to limit the voting rights of holders of the Series B Preferred Stock and the Series C Preferred Stock. The proposal to approve the amendment to the Company’s Amended Restated Charter received the affirmative vote of approximately 79% of the outstanding shares of Series B Stock and Series C Stock entitled to vote at the Special Meeting. Shareholders of record of our Series B Preferred Stock and Series C Preferred Stock on the record date were entitled to one quarter of one (0.25) vote per share on the proposal to approve the amendment to our Amended and Restated Charter and voted as a single class.

Votes For	Votes Against	Abstaining
1,157,316	95,999	2,212

2. Proposal to approve the Agreement and Plan of Merger, dated as of May 10, 2015 (the “Merger Agreement”), by and among the Company, W2007 Grace II, LLC (“Parent”), W2007 Grace Acquisition II, Inc., and, solely for the purposes of certain payment obligations thereunder, PFD Holdings LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and W2007 Finance Sub, LLC. The proposal to approve the Merger Agreement received the affirmative vote of approximately 74% of the outstanding shares of Series B Preferred Stock and approximately 86% of the outstanding shares of Series C Preferred Stock entitled to vote at the Special Meeting. Shareholders of record of our Series B Preferred Stock and Series C Preferred Stock on the record date were entitled to one vote per share voting as separate voting groups on the proposal to approve the Merger Agreement.

Series	Votes For	Votes Against	Abstaining
Series B Preferred Stock	2,563,520	306,739	3,895
Series C Preferred Stock	2,068,795	75,207	3,950

3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to approve the amendment to our Amended and Restated Charter. The proposal to approve one or more adjournments of the Special Meeting received the affirmative vote of approximately 92% of the votes cast. Shareholders of record of our Series B Preferred Stock and Series C Preferred Stock on the record date were entitled to one vote per share voting as separate voting groups on the proposal to adjourn the special meeting, if necessary or appropriate.

Series	Votes For	Votes Against	Abstaining
Series B Preferred Stock	2,568,574	300,085	5,495
Series C Preferred Stock	2,070,095	72,547	5,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: July 15, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay

	Title:	Chief Financial Officer, Vice President and Secretary